                                           Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          STRATEGIC DISTRIBUTION, INC.
                (Exact name of issuer as specified in its charter)

              DELAWARE                         22-1849240
     (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)       Identification Number)


      12136 West Bayaud, Suite 320
         Lakewood, Colorado                       80228
        (Address of principal                  (zip code)
         executive offices)

       Strategic Distribution, Inc. 1990 Incentive Stock Option Plan
                            (Full title of the plan)


                             William L. Mahone, Esq.
                               Assistant Secretary
                          Strategic Distribution, Inc.
                                165 Mason Street
                          Greenwich, Connecticut 06830
                                 (203) 629-8750
           (Name and address, including zip code, of agent for service) (Telephone number, including area code, of agent for service)



                                    COPY TO:
                               Neil Novikoff, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000


                     The Exhibit Index is located on page 6

                         CALCULATION OF REGISTRATION FEE


------------------------ ---------------------- ---------------------- --------------------------- ------------------
                                                Proposed maximum       Proposed maximum
Title of securities to   Amount to be           offering price per     aggregate offering           Amount of
be registered            registered                 share(1)               price(1)                 registration fee

------------------------ ---------------------- ---------------------- --------------------------- ------------------
Common Stock, par
value $0.10 per share    772,500(2)             $6.50                   $5,021,250                  $1,731.47


----------------------

(1)      Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the
         Securities Act of 1933, as amended (the "Securities Act").

(2) Represents the additional 750,000 shares of Common Stock authorized for issuance by the issuer's Board of Directors, adjusted to reflect the issuer's subsequent 3% stock dividend.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The  following  documents,   filed  with  the  Securities  and
Exchange Commission (the "Commission") by Strategic Distribution, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

                   (a) The Company's Registration Statement on Form S-8 filed on January 22, 1993 (File NO. 33-57578).

                   (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                   (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

                   (d) The Company's Current Reports on Form 8-K and 8-K/A filed on May 26, 1995 and July 11, 1995, respectively.

                   (e) The description of the Common Stock of the Company, par value $0.10 per share, which is included in the Company's Application for Registration on Form 8-A, dated July 21, 1989, as amended in the Company's Amendment to Application or Report on Form 8, filed pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act") on December 13, 1990.

                  All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS

                  5        Opinion of Willkie Farr & Gallagher.

                  23.1     Consent of KPMG Peat Marwick LLP.

                  23.2     Consent of Willkie Farr & Gallagher (contained in
                           Exhibit 5).

                  24 Powers of Attorney (contained in the signature pages of this Registration Statement).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 28th day of February, 1996.

                                                 STRATEGIC DISTRIBUTION, INC.


                                                  By:/s/ Andrew M. Bursky
                                                         Andrew M. Bursky
                                                         Chairman of the
                                                         Board of Directors

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Mahone, in his own capacity, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                                   Capacity                                     Date
      ---------                                   --------                                     ----

/s/William R. Berkley                             Director                                  February 28, 1996
William R. Berkley


/s/Andrew M. Bursky                               Chairman of the                           February 28, 1996
Andrew M. Bursky                                  Board of Directors


/s/Arnold W. Donald                               Director                                  February 28, 1996
Arnold W. Donald


/s/Catherine B. James                             Executive Vice                            February 28, 1996
Catherine B. James                                President, Secretary,
                                                  Treasurer and Director

/s/George E. Krauter                              Director                                  February 28, 1996
George E. Krauter



Signature                                         Capacity                                     Date
---------                                         --------                                     ----
/s/Joshua A. Polan                                Director                                  February 28, 1996
Joshua A. Polan


/s/Mitchell I. Quain                              Director                                  February 28, 1996
Mitchell I. Quain


/s/Theodore R. Rieple                             President and                             February 28, 1996
Theodore R. Rieple                                Director


                            INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
-----------       ----------------------

  5               Opinion of Willkie Farr &  Gallagher

  23.1            Consent of KPMG Peat Marwick LLP

  23.2            Consent of Willkie Farr & Gallagher
                  (contained in Exhibit 5)

  24.1            Powers of Attorney (contained in
                  the signature pages to this Registration
                  Statement)